Exhibit 10.16
SECOND AMENDED AND RESTATED
SECURITIES PLEDGE AGREEMENT
     THIS SECOND AMENDED AND RESTATED SECURITIES PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of July 8, 2011 is made by SONIC FINANCIAL CORPORATION, a North Carolina corporation (the “Pledgor”) to BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) now or hereafter party to the Revolving Credit Agreement defined below (collectively with the Administrative Agent, and certain other Persons parties to Related Swap Contracts and Secured Cash Management Arrangements as more particularly described in Section 17 hereof, the “Revolving Secured Parties”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Revolving Credit Agreement.
W I T N E S S E T H:
     WHEREAS, Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain of the Lenders (the “Existing Lenders”) and Bank of America as administrative agent (the “Administrative Agent”) entered into that certain Amended and Restated Credit Agreement dated as of January 15, 2010 (as amended prior to (but excluding) the date hereof, the “Existing Credit Agreement”), pursuant to which certain of the Existing Lenders agreed to make available to the Company a revolving credit facility, including a letter of credit subfacility and a swingline subfacility; and
     WHEREAS, the Pledgor entered into an Amended and Restated Securities Pledge Agreement dated as of January 15, 2010 (as amended prior to (but excluding) the date hereof, the “Existing Pledge Agreement”), pursuant to which the Pledgor has secured obligations arising under the Existing Credit Agreement; and
     WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated in order to, among other things, (a) extend the maturity date of the revolving credit facility provided therein, (b) increase the maximum aggregate amount of the revolving credit facility provided therein to $175,000,000, and (c) make certain other amendments to the Existing Credit Agreement on the terms and conditions set forth in that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the Administrative Agent and the Lenders; and
     WHEREAS, the Administrative Agent and the Lenders have agreed to enter into the Revolving Credit Agreement, subject to, among other things, a condition that the parties amend and restate the Existing Pledge Agreement as provided herein; and
     WHEREAS, the Pledgor, as collateral security for the payment and performance of the Obligations and the obligations and liabilities of any Loan Party now existing or hereafter arising under Related Swap Contracts and Secured Cash Management Arrangements (such Obligations and other obligations and liabilities being referred to as the “Secured Obligations”), is willing to pledge and grant to the Administrative Agent for the benefit of the Revolving Secured Parties a security interest in the Equity Interests of Speedway Motorsports, Inc. (the “Speedway”) described on Schedule I attached hereto (collectively, the “Pledged Interests”); and
     WHEREAS, the Company is an Affiliate of the Pledgor, and the Pledgor will materially benefit from the Loans and other credit facilities made or to be made available under the Revolving Credit Agreement; and
     WHEREAS, the Revolving Secured Parties are unwilling to make available or maintain the credit facilities under the Revolving Credit Agreement unless the Pledgor enters into this Pledge Agreement;
     NOW, THEREFORE, in order to induce (i) the Lenders to amend and restate the Existing Credit Agreement and (ii) the Revolving Secured Parties to enter into the Loan Documents and to make or maintain the credit facilities provided for therein available to or for the account of the Company and in consideration of the premises and mutual covenants contained herein, the parties hereto agree that the Existing Pledge Agreement is hereby amended and restated as follows:
     1. Pledge of Pledged Interests; Other Collateral.
     (a) As collateral security for the payment and performance by the Pledgor of its now or hereafter existing Secured Obligations, the Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent for the benefit of the Revolving Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:
     (i) the Pledged Interests; and
     (ii) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest; and
     (iii) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered by or on behalf of the Pledgor to the Administrative Agent in substitution for any of the foregoing or as additional collateral; and
     (iv) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and
     (v) all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 1 are herein collectively referred to as the “Collateral.”
     (c) Subject to Section 10(a), the Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 21 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Administrative Agent.
     (d) The Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Revolving Secured Parties and further agrees to do and cause to be done upon the Administrative Agent’s request, at Pledgor’s expense, all things determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Revolving Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Revolving Secured Parties.
     (e) All filing fees, advances, charges, costs and expenses, including reasonable fees, charges and disbursements of counsel (“Attorney Costs”), incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder.
     2. Status of Pledged Interests. The Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Revolving Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:
     (a) All of the Pledged Interests are, as of the Closing Date, and shall at all times thereafter be validly issued and outstanding, fully paid and non-assessable and are accurately described on Schedule I.
     (b) The Pledgor is, as of the Closing Date, and shall at all times thereafter be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, options, hypothecations, encumbrances and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws). Without limiting the foregoing, the Pledged Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent).
     (c) At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the Company has elected to have treated as a “security”) under Article 8 of the Uniform Commercial Code of the State of North Carolina or of any other jurisdiction whose laws may govern (the “UCC”) be maintained in the form of uncertificated securities. With respect to Pledged Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Administrative Agent or are being delivered to the Administrative Agent simultaneously herewith. In addition, with respect to all Pledged Interests, including Pledged Interests that are not “securities” under the UCC and as to which the Company has not elected to have such interests treated as “securities” under the UCC, the Pledgor has delivered to the Administrative Agent (or has previously delivered to the Administrative Agent Uniform Commercial Code financing statements duly authorized by the Pledgor and naming the Administrative Agent for the benefit of the Revolving Secured Parties as “secured party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Revolving Secured Parties the Lien on such Pledged Interests, together with all required filing fees.
     (d) It has full corporate power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer the Pledged Interests in the manner and form hereof.
     (e) The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and other agreements referred to in Section 2(c) hereof) to the Administrative Agent for the benefit of the Revolving Secured Parties pursuant to this Pledge Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Administrative Agent for the benefit of the Revolving Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated “securities” under the UCC, continuous and uninterrupted possession by or on behalf of the Administrative Agent. The Pledgor will at its own cost and expense defend the Revolving Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.
     (f) None of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent, which may be withheld for any reason.

     (g) It shall at all times cause the Pledged Interests of the Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 1 and 2.
     (h) The exact legal name and address, and the type of entity, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office, of the Pledgor are as specified on Schedule II attached hereto. The Pledgor shall not change its name, or its jurisdiction of formation (whether by reincorporation, merger or otherwise) or the location of its chief executive office, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Pledgor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.
     3. Preservation and Protection of Collateral.
     (a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.
     (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with Section 6.04 of the Revolving Credit Agreement and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of the Pledgor to pay any amount pursuant to Section 1(c), the Administrative Agent at its option may pay or contest any of them (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the applicable Default Rate.
     (c) The Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing the Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Revolving Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Administrative Agent prior to the Applicable Date.
     4. Default. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Revolving Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. The Administrative Agent shall use good faith efforts to promptly provide notice to the Pledgor of all written notices of default by the Company delivered by the Administrative Agent under the Revolving Credit Agreement, provided that the failure to deliver such notice shall not impose any liability on the Administrative Agent nor impair any of the Administrative Agent’s rights or remedies under this Agreement. If, after the occurrence and during the continuance of an Event of Default by the Company, the Administrative Agent has given written notice to the Pledgor of the Administrative Agent’s intent to exercise any remedies under the Loan Documents, the Pledgor shall not, other than in connection with estate planning and administration, sell, assign or otherwise transfer any other Equity Interests owned by Pledgor in Speedway until the earlier of (i) the Facility Termination Date, (ii) the date the Administrative Agent gives notice to the Pledgor that such restriction is no longer in place, and (iii) the date the Event of Default shall cease to be continuing. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent. The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit Speedway to register or otherwise qualify the Collateral, even if Speedway would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of Speedway’s assets minus its liabilities. In addition to the foregoing, the Revolving Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.
     5. Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorney Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Revolving Credit Agreement.
     6. Presentments, Demands and Notices. The Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.
     7. Attorney-in-Fact. The Pledgor hereby appoints the Administrative Agent as the Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.
     8. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Revolving Secured Party or is repaid by any Revolving Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of the Pledgor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.
     9. Waiver by the Pledgor. The Pledgor waives to the extent permitted by applicable law (a) any right to require any Revolving Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any

Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Revolving Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Revolving Secured Parties. The Pledgor authorizes each Revolving Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (x) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (y) apply such Collateral or other security and direct the order or manner of sale thereof as such Revolving Secured Party or obligee in its discretion may determine.
     The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.
     10. Dividends and Voting Rights.
     (a) All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to the Pledgor as record owner of the Pledged Interests may be retained by the Pledgor so long as no Default or Event of Default shall have occurred and be continuing at the time of receipt by the Pledgor, free from any Liens hereunder.
     (b) So long as no Default or Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.
     (c) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Pledgor to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Revolving Secured Parties, and the Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations. Pending delivery to the Administrative Agent of such property, the Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Revolving Secured Parties.
     (d) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Administrative Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Revolving Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and the Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.
     11. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Revolving Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time after the occurrence and during the continuance of any Event of Default and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Pledgor may have ceased.
     12. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Revolving Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Revolving Secured Party under any Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Revolving Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Revolving Credit Agreement.
     13. Anti-Marshaling Provisions. The right is hereby given by the Pledgor to the Administrative Agent, for the benefit of the Revolving Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release the Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Revolving Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. The Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Loan Document.
     14. Entire Agreement. This Pledge Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Neither this Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Revolving Credit Agreement.
     15. Further Assurances. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Revolving Secured Parties hereunder or thereunder. The Pledgor hereby consents and agrees that the Company and all other Persons, shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Administrative Agent, on behalf of the Revolving Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to the Company or other Persons.
     16. Binding Agreement; Assignment. This Pledge Agreement and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement, or any interest herein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 16, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Revolving Credit Agreement (to the extent permitted by the Revolving Credit Agreement); and to the extent of any such permitted assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Revolving Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Revolving Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

     17. Related Swap Contracts and Secured Cash Management Arrangements. All obligations of the Pledgor under or in respect of Related Swap Contracts and Secured Cash Management Arrangements (which are not prohibited under the terms of the Revolving Credit Agreement) to which any Lender or any Affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or Affiliate of a Lender party to any such Related Swap Contract or Secured Cash Management Arrangement shall be deemed to be a Revolving Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time, prior to the Facility Termination Date, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Revolving Credit Agreement.
     No Person who obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and only to the extent expressly provided in the Loan Documents. Notwithstanding any other provisions of this Pledge Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Related Swap Contracts or Secured Cash Management Arrangements to the extent the Administrative Agent has received written notice of such Obligations, together with such supportive documentation as it may request from the applicable Lender or Affiliate of a Lender. Each Revolving Secured Party not a party to the Revolving Credit Agreement who obtains the benefit of this Pledge Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Revolving Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Revolving Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Revolving Credit Agreement.
     18. Severability. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
     19. Counterparts. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 19, the provisions of Section 10.10 of the Revolving Credit Agreement shall be applicable to this Pledge Agreement.
     20. Termination. Subject to the provisions of Section 8, this Pledge Agreement, and all obligations of the Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Pledge

Agreement, the Administrative Agent shall, at the sole expense of the Pledgor, promptly deliver to the Pledgor the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests to the extent then held by the Administrative Agent as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgor as may be necessary to effect the same.
     21. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Pledgor, at the Company’s address indicated in Schedule 10.02 of the Revolving Credit Agreement, (b) with respect to the Administrative Agent or any other Revolving Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Revolving Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Revolving Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.
     22. Rules of Interpretation. The rules of interpretation contained in Sections 1.03 and 1.06 of the Revolving Credit Agreement shall be applicable to this Pledge Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.
     23. Governing Law; Waivers.
     (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
     (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN MECKLENBURG COUNTY, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
     (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE

PREPAID) TO THE ADDRESS OF THE PLEDGOR PROVIDED IN SECTION 21 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.
     (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE PLEDGOR OR ANY OF SUCH PLEDGOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.
     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.
     (f) THE PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.
     24. Amendment and Restatement. The parties hereto agree that the Existing Pledge Agreement is hereby amended and restated in this Pledge Agreement, and this Pledge Agreement shall constitute neither a release nor novation of any lien or security interest arising under the Existing Pledge Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Credit Agreement or related documents, but rather the liens and security interests in effect under the Existing Pledge Agreement shall continue in effect on the terms hereof.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

PLEDGOR:

SONIC FINANCIAL CORPORATION

By: Name:	\William R. Brooks\ William R. Brooks
Title:	Vice President and Treasurer
SECOND AMENDED AND RESTATED SECURITIES PLEDGE AGREEMENT
(Sonic Financial Corporation)
Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By: Name:	\Anne M. Zeschke\ Anne M. Zeschke
Title:	Vice President
SECOND AMENDED AND RESTATED SECURITIES PLEDGE AGREEMENT
(Sonic Financial Corporation)
Signature Page

SCHEDULE I

	Name,		Total Amount
	Jurisdiction of		of Class or
	Formation		Type of	Total Amount
	and Type of	Class or Type	Pledged	of Class or		Certificate		Name of
Name of	Entity of the	of Pledged	Interests	Type	Total Amount	Number	Par Value	Transfer Agent
Pledgor	Company	Interest	Authorized	Outstanding	Pledged	(if applicable)	(if applicable)	(if any)
Sonic Financial Corporation	Delaware Corporation	Common Stock	200,000,000	41,574,384 [1]	2,500,000	SM15587	$.01	American Stock Transfer Trust Company LLC

Sonic Financial Corporation	Delaware Corporation	Common Stock	200,000,000	41,574,384 [1]	2,500,000	SM15588	$.01	American Stock Transfer Trust Company LLC

[1]	This amount was the amount of common shares outstanding as of May 3, 2011 as identified on the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 4, 2011.

SCHEDULE II

		Jurisdiction of	Jurisdiction of
Name and	Type of Entity	Formation	Formation	Address of Chief
Address of Pledgor	of Pledgor	of Pledgor	Identification Number	Executive Office
Sonic Financial Corporation	Corporation	North Carolina	0219710	5401 E. Independence Blvd. Charlotte, NC 28218

Sonic Financial Corporation	Corporation	North Carolina	0219710	5401 E. Independence Blvd. Charlotte, NC 28218